UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 12, 2026

(Date of earliest event reported)

CHRONOSCALE HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-37854	42-3357005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2440 Sand Hill Road, Suite 400 Menlo Park, CA	94025
(Address of principal executive offices)	(Zip Code)

214-427-1704

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CHRN	Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement

Effective as of September 12, 2026, ChronoScale Intermediate, LLC, a Nevada limited liability company (f/k/a Ekso Bionics Holdings, Inc. and ChronoScale Corporation, the “Borrower”) and Ekso Bionics, Inc., a Delaware corporation (the “Guarantor” and, together with the Borrower, the “Loan Parties”) entered into the First Amendment to the Secured Promissory Note and Security Agreement (the “First Amendment”) with B. Riley Commercial Capital, LLC (the “Lender”). Each of the Loan Parties is a wholly owned subsidiary of ChronoScale Holdings Corporation, a Nevada corporation (the “Company”). Pursuant to the terms of the Secured Promissory Note and Security Agreement dated as of September 12, 2025, by the Borrower in favor of the Lender (the “Agreement”), the Lender provided to the Borrower a term loan in an aggregate principal amount of up to $2.0 million (the “Term Loan”). As of the date of the First Amendment, the aggregate principal amount outstanding under the Term Loan was $2.0 million. The Agreement originally provided that the Term Loan would mature and terminate on the earlier of (i) the twelve (12) month anniversary of the Agreement, or (ii) the receipt of $2.4 million in net proceeds from the sale of the equity interests of the Borrower from new equity investors (such date, the “Maturity Date”). The First Amendment, among other things, extends the Maturity Date described in clause (i) above to November 12, 2026, and provides that the sale of the Guarantor on the terms and conditions set forth in the First Amendment shall constitute a Permitted Disposition (as defined therein). Except as described above, all other material terms of the Agreement remain unchanged.

The foregoing descriptions of the Agreement, the First Amendment, and the transactions contemplated thereby are qualified in their entirety by reference to the full text of the Agreement, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 17, 2025 and incorporated herein by reference, and the First Amendment, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	First Amendment to Secured Promissory Note and Security Agreement, dated as of September 12, 2026, by and among ChronoScale Intermediate, LLC (f/k/a Ekso Bionics Holdings, Inc.), as the borrower, Ekso Bionics, Inc., as guarantor, and B. Riley Commercial Capital, LLC, as lender.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHRONOSCALE HOLDINGS CORPORATION

Dated:	September 16, 2026	By:	/s/ Jerome Wong
		Name:	Jerome Wong
		Title:	Chief Financial Officer